Exhibit 99.1 GT Advanced Technologies Extends Solicitation Period in Connection with DIP Loan Facility MERRIMACK, N.H., May 13, 2015 (GLOBE NEWSWIRE) -- GT Advanced Technologies Inc. (OTC:GTATQ) (the "Company") today announced the third extension of the solicitation period in connection with its previously announced proposed debtor-in-possession term loan facility (the “DIP Loan Facility”). Following the extension, the solicitation period will expire at 5:00 p.m., New York City time, on June 3, 2015. The solicitation process is being conducted in connection with a commitment letter (the "Commitment Letter"), dated March 17, 2015 between the Company and certain holders of the Convertible Notes (the “Backstop Lenders”). The Company was authorized to undertake the solicitation process pursuant to an order of the Bankruptcy Court entered on April 2, 2015. On April 29, 2015, the Company and the Backstop Lenders entered into a second amendment to the Commitment Letter by which, among other things, the Backstop Lenders agreed to an extension of their commitment to provide the DIP Loan Facility to an outside date of June 15, 2015, subject to certain terms and conditions as described more fully in the Form 8-K filed by the Company on April 30, 2015. The Company anticipates that the DIP Loan Facility will provide for loans in an initial aggregate principal amount of $95.0 million, and will provide for, or permit, a letter of credit facility providing for the issuance of letters of credit with the aggregate face amounts outstanding not to exceed $15.0 million. The opportunity to participate in the DIP Loan Facility is limited to those holders of the Company's Convertible Notes as of March 13, 2015 that are (i) qualified institutional buyers, as such term is defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), (ii) institutional accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or (iii) an entity in which all of the equity investors are such institutional accredited investors. Eligible Holders can contact Kurtzman Carson Consultants by telephone at (917) 281-4800, or by e-mail at GTATInfo@kccllc.com, for more information. The Company anticipates using the proceeds of the DIP Facility to fund working capital requirements, pay costs, fees and expenses incurred in connection with the DIP Loan Facility and the transactions contemplated thereby and pay other costs and expenses with respect to the administration of the Company's and certain of its subsidiaries' Chapter 11 cases. Except as set forth above, all other terms of the solicitation and the DIP Loan Facility remain the same. All holders of the Company’s Convertible Notes who have previously submitted their commitment to participate in the solicitation do not need to re-submit such commitment or take any other action in response to the extension of the solicitation period. Forward-Looking Statements Some of the information in this press release relates to future expectations, plans and prospects for the Company's business and industry that constitute "forward-looking statements" for the purposes of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursue," "target," "continue," the negative of such terms or other comparable terminology. Forward-looking statements include, but are not limited to the following: the DIP Loan Facility will provide for loans in an initial aggregate principal amount of $95.0 million, and will provide for, or permit, a letter of credit facility providing for the issuance of letters of credit with the aggregate face amounts outstanding not to exceed $15.0 million; and the Company anticipates using the proceeds of the DIP Facility to fund working capital requirements, pay other costs and expenses with respect to the administration of the Company's and certain of its subsidiaries' Chapter 11 cases. These forward-looking statements are not a guarantee of performance and these statements involve certain risks and uncertainties that may be beyond the Company's control and may cause actual future results to differ materially from our current expectations. The Company's ability to benefit from the DIP Loan Facility may be negatively impacted by certain factors, including the Company's Chapter 11 filings and its ability to comply with agreements with other parties (including Apple Inc.). In addition, the financing provided by the DIP Loan Facility depends on the Holders agreeing to provide loans pursuant to its terms. No assurance can be made that the Holders will provide loans in the amount the Company anticipates, or at all. Other factors that may cause actual events to differ materially from those expressed or implied by the forward-looking statements and various other risks are outlined in the Company's filings with the Securities and Exchange Commission, including (but not limited to) the statements under the heading "Risk Factors" in the Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 2014 and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Statements in this press release should be evaluated in light of these important factors. The statements in this press release represent GT Advanced Technologies Inc.'s expectations and beliefs as of the date of this press release. GT Advanced Technologies Inc. anticipates that subsequent events and developments may cause these expectations and beliefs to change. GT Advanced Technologies Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.